Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
   Home Equity Loan Asset Backed Certificates, Series 1995-A
   Pooling and Servicing Agreement dated December 06, 1995

   Distribution Date                                                                                10/21/96
   Collection Period                                                                     09/01/96 - 09/30/96

   Balances and Factors

   Beginning Pool Balance                                                                     431,237,067.12
   Beginning Invested Amount                                                                  420,446,507.96
   Beginning Investor Certificate Principal Balance                                           415,158,785.96

   Ending Pool Balance                                                                        428,433,310.57
   Ending Invested Amount                                                                     415,879,761.31
   Ending Investor Certificate Principal Balance                                              410,592,039.31

   Pool Factor                                                                                     0.8541509

   Rates and Percentages
   Certificate Rate                                                                                    5.751%
   Floating Allocation Percentage                                                                      97.50%

   Collections
   Interest Collections (net of Servicing Fee)                                                  3,290,331.59
   Total Principal Collections                                                                 14,619,753.71
      Principal Collections(Net of TDA)                                                        14,619,753.71
      Transfer Deposit Amounts                                                                          0.00

   Servicer Advances                                                                                    0.00
   Policy Draw Amount                                                                                   0.00
   Deficiency Amount                                                                                    0.00

   Investor Certificate Distributions (per $1,000 certificate)
   -------------------------------------------------------------------------------------------------------
   Total Investor Certificate Interest Distribution                                                4.2770159
   -------------------------------------------------------------------------------------------------------
      Investor Certificate Interest                                                                4.2770159
      Carryover Amount                                                                             0.0000000
      Interest on Carryover Amount                                                                 0.0000000
      Overdue Investor Certificate Interest                                                        0.0000000
      Interest on Overdue Investor Certificate Interest                                            0.0000000

   -------------------------------------------------------------------------------------------------------
   Total Investor Certificate Principal Distribution                                               9.5001615
   -------------------------------------------------------------------------------------------------------
      Principal Distribution Amount                                                                9.5001615
      Investor Certificate Liquidation Loss Amount*                                                0.0000000

   -------------------------------------------------------------------------------------------------------
   Total Investor Certificate Distribution                                                        13.7771774
   -------------------------------------------------------------------------------------------------------

   Other Distributions
   Servicing Fee                                                                                  179,682.11
   Reimbursement of previous Servicer Advances                                                          0.00

   *to be paid to Investor Certificateholders




                                                page 5 of 6

   Charge Offs, Losses, Delinquencies and REO
   Current Period Charge Off Amounts                                                                    0.00
   Current Period Liquidation Loss Amounts                                                              0.00
   Current Period Investor Certificate Liquidation Loss Amounts                                         0.00
   Accumulated Charge Off Amounts                                                                       0.00
   Accumulated Liquidation Loss Amounts                                                           151,464.97
   Accumulated Investor Certificate Liquidation Loss Amounts                                      148,160.98

   -------------------------------------------------------------------------------------------------------
   30-59 Days Delinquent
     # of Accounts                                                                                       153
     Principal Balance                                                                          3,610,173.98

   60-89 Days Delinquent
     # of Accounts                                                                                        33
     Principal Balance                                                                            824,437.91

   90 and Greater Days Delinquent
     # of Accounts                                                                                        26
     Principal Balance                                                                            702,097.01

   REO
     # of Accounts                                                                                      1
     Principal Balance                                                                             48,017.56
   -------------------------------------------------------------------------------------------------------


   Outstanding Payments/Reimbursements

   Unpaid Carryover Amounts                                                                             0.00

   Unreimbursed Servicer Advances                                                                       0.00

   Unreimbursed Liquidation Loss Amount                                                                 0.00

   Defective/Eligible Substitute Mortgage Loans

   Current Period Aggregate
   Defective Mortgage Loans                                                                       679,886.59

   Current Period Aggregate
   Eligible Substitute Mortgage Loans                                                                   0.00





   Signet Bank, as Seller and Servicer

   Signed___________________________
   Name: Suzanne Bachman
   Title: Sr. Vice President


                                                page 6 of 6